UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  07/01/2005

DRUGSTORE.COM, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-26137

DE	043416255
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

411 108th Ave NE
Suite 1400
Bellevue, WA 98004
(Address of Principal Executive Offices, Including Zip Code)

(425) 372-3200
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.02.    Termination of a Material Definitive Agreement

On July 1, 2005, drugstore.com, inc. (the "Company") terminated the employment of Ian Mummery, the Company's Vice President, Vision, and Louise Mummery, the Company's Vice President, Vision Operations. In accordance with the terms of their employment offer letters dated December 8, 2003 (filed as Exhibits 10.27 and 10.28 to the Company's Form 10-K for the fiscal year ended December 28, 2003), the Company will pay each of Mr. and Mrs. Mummery a lump sum payment equal to his or her base salary for the period from July 1, 2005 to December 8, 2005 (the second anniversary of their hire date with the Company), less applicable withholding taxes. In each case, the approximate amount of the lump sum severance payment is $83,000. Mr. and Mrs. Mummery will remain available for consultation with the Company as requested for a transitional period.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

DRUGSTORE.COM, INC.

Date: July 07, 2005.	By:	/s/ Dawn G. Lepore
Dawn G. Lepore
President, Chief Executive Officer and Chairman of the Board